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                                                               Exhibit 10.95

                      AGREEMENT AND COVENANT NOT TO COMPETE

      This Agreement and Covenant Not to Compete (the "Agreement") is made and entered into as of May 3, 2000 by and between HA-LO INDUSTRIES, INC., an Illinois corporation (and together with that entity's direct and indirect wholly- and majority-owned subsidiaries and affiliates, sometimes referred to herein, collectively, as "HA-LO"), and Eric Lefkofsky, a resident of the State of Illinois ("Executive").

                              W I T N E S S E T H:

      WHEREAS, Executive is a shareholder, executive officer and director of Starbelly.com, Inc., a Delaware corporation f/k/a TheZebra.com, Inc. ("SBC"), which is engaged in the business of the development, sale, marketing and distribution of advertising specialty, premium and promotional products and services to businesses through the Internet (the "Business");

      WHEREAS, SBC, HA-LO Industries, Inc. and others have entered into an Agreement and Plan of Merger and Plan of Reorganization dated January 17, 2000 (the "Purchase Agreement"), pursuant to which a subsidiary of HA-LO Industries, Inc. will merge with SBC;

      WHEREAS, Executive possesses specialized knowledge and skill pertaining to the Business; and

      WHEREAS, in consideration of the consummation by HA-LO Industries, Inc. of the transactions contemplated under the Purchase Agreement and other good and valuable consideration, Executive agrees to execute and be bound by this Agreement.

      NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements contained herein, the parties agree as follows:

      1. Recitals; Defined Terms. Each of the above recitals is hereby incorporated in this Agreement and shall be binding upon the parties hereto. Unless otherwise provided in this Agreement, all capitalized terms herein shall have the meanings ascribed to them in the Purchase Agreement.

      2. Non-Competition Covenants. Executive covenants that during the Restricted Period (as herein defined), Executive shall not, directly or indirectly, anywhere in the world, for his own account, or as an employee, consultant, agent, partner, joint venturer, owner or officer of any other person, firm, partnership, corporation or other entity, or in any other capacity, in any way conduct or engage in a business (i) which competes with the Business or (ii) in which Executive, directly or indirectly, uses or discloses Proprietary Information (as herein defined). For
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purposes of this Agreement, (a) the term "Restricted Period" shall mean the period beginning on the date hereof and ending on the fifth (5th) anniversary of the date hereof and (b) the term "Proprietary Information" shall mean information regarding SBC which is of a confidential, proprietary, private or sensitive nature (including, without limitation, trade secrets, business strategies and goals, accounting methodology, pricing systems, advertising brochures and materials, graphics and other designs, marketing programs and techniques, copyrighted and non-copyrighted software source codes or object codes, technology applications and advances, client and client prospect lists or records, client information, information regarding independent contractors and vendors, confidential information and trade secrets of third parties, supplier information, and generally, such other confidential information, trade secrets and proprietary information) which give HA-LO or which gave SBC an advantage in the marketplace against competitors. The term Proprietary Information does not include any information generally known in SBC's industry or publicly available other than as a result of a wrongful disclosure by Executive. Notwithstanding any other provision of this Agreement, nothing in this Agreement will restrict or be construed to restrict or preclude Executive from engaging or participating in any business which is not engaged in the Business directly or over the Internet.

      3. Non-Solicitation. Executive hereby covenants and agrees that during the Restricted Period, for any reason whatsoever, he shall not, as it relates to the Business, directly or indirectly, for his own account, or as an employee, consultant, agent, partner, joint venturer, owner or officer of any other person, firm, partnership, corporation or other entity, or in any other capacity, in any way call upon or solicit, any person or entity which was a Customer or Prospective Customer of SBC to sell products or render services which compete with the Business. For purposes of this Agreement, (i) the term "Customer" shall mean any person, corporation or other entity that is reasonably known to Executive to whom SBC has sold goods or rendered services within the twelve (12) month period prior to the date hereof, and (ii) the term "Prospective Customer" shall mean any person, corporation or other entity that is reasonably known to Executive to whom SBC has made a written presentation or proposal, or presented written materials at a meeting, within the twelve (12) month period prior to the date hereof.

      4. Non-Disturbance. Executive hereby covenants and agrees that during the Restricted Period, for any reason whatsoever, he shall not, directly or indirectly, for his own account, or as an employee, consultant, agent, partner, joint venturer, owner or officer of any other person, firm, partnership, corporation or other entity, or in any other capacity, solicit any employee of SBC (other than Brad Keywell) which solicitation or contact could reasonably be expected to lead such employee to terminate his


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employment or engagement with SBC or HA-LO.

      5. Remedies.

            (a) Executive further acknowledges that he will be able to earn a livelihood during the Restricted Period without violating the foregoing restrictions and that his ability to earn such a livelihood without violating such restrictions is a material condition to the agreements of HA-LO Industries, Inc. under the Purchase Agreement.

            (b) Executive acknowledges that compliance with the restrictive covenants set forth in Paragraphs 2, 3 and 4 herein are necessary to protect the business, goodwill and Proprietary Information of HA-LO and that a breach of these restrictions will irreparably and continually damage HA-LO for which money damages may not be adequate. Consequently, Executive agrees that, in the event that he breaches any of such covenants in Paragraphs 2, 3 and 4 of this Agreement, HA-LO Industries, Inc. shall be entitled to both (i) a temporary, preliminary or permanent injunction in order to prevent the continuation of such harm, and (ii) money damages insofar as they can be determined. Nothing in this Agreement, however, shall be construed to prohibit HA-LO Industries, Inc. from also pursuing any other remedy, the parties having agreed that all remedies are to be cumulative. The parties expressly agree that HA-LO Industries, Inc. may, in its sole discretion, choose to enforce the restrictive covenants in Paragraphs 2, 3 and 4 hereof, in part, or to enforce any of said restrictive covenants to a lesser extent than that set forth herein. Executive acknowledges and agrees that his execution and performance of this Agreement is a material inducement to the execution of the Purchase Agreement by HA-LO Industries, Inc.

      6. Scope. The covenants contained in Section 2 of this Agreement shall be construed to extend to each country of the world and to each state, province and political subdivision thereof (each, a "Jurisdiction"). To the extent that any covenant herein shall be illegal and/or unenforceable with respect to any one of said Jurisdictions, said covenants shall not be affected thereby with respect to each other Jurisdiction, such covenants with respect to each such Jurisdiction being construed as severable and independent.

      7. Revision. In the event that any of the provisions, covenants, warranties or agreements in this Agreement is held to be in any respect an unreasonable or unenforceable restriction otherwise invalid, for whatsoever cause, then the court so holding shall reduce, and is so authorized to reduce, the territory to which it pertains and/or the period of time in which it operates and/or the scope of activity to which it pertains or effect any


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other change to the extent necessary to render such provision, covenant, warranty or agreement reasonable, enforceable and valid.

      8. Severability. Each of the terms and provisions of this Agreement is to be deemed severable in whole or in part and, if any term or provision or the application thereof in any circumstances should be invalid, illegal or unenforceable, the remaining terms and provisions or the application thereof to circumstances other than those as to which it is held invalid, illegal or unenforceable, shall not be affected thereby and shall remain in full force and effect.

      9. Binding Agreement. This Agreement shall be binding upon the parties, their heirs, successors, personal representatives and assigns. HA-LO Industries, Inc. may assign this Agreement to any successor in interest, or part thereof. Executive may not assign any of his obligations or duties hereunder.

      10. Controlling Law and Jurisdiction. This Agreement shall be governed by and interpreted and construed according to the laws of the State of Illinois. Executive hereby consents to the sole and exclusive jurisdiction of the state and federal courts in Illinois in the event that any disputes arise under this Agreement.

      11. Attorneys Fees. In the event of a dispute between the parties hereto pertaining to this Agreement, the prevailing party shall be entitled to reimbursement of its reasonable attorneys fees and expenses.

      12. Entire Agreement. This instrument and the Employment Agreement between the parties hereto contain the entire agreement of the parties with regard to the subject matter hereof, and may not be changed orally, but only by an agreement in writing signed by the parties hereto.

      13. Failure to Enforce. The failure to enforce any of the provisions of this Agreement shall not be construed as a waiver of such provisions. Further, any express waiver by any party with respect to any breach of any provision hereunder by any other party shall not constitute a waiver of such party's right to thereafter fully enforce each and every provision of the Agreement.

      14. Headings. All numbers and heading of paragraphs are for reference only and are not intended to qualify, limit or otherwise affect the meaning or interpretation of any paragraph.

      15. Notices. All notices which are required, permitted or contemplated hereunder to be given or made shall be given or made in writing by certified mail (return receipt requested) to the


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address of the appropriate party set forth in the Purchase Agreement.

      16. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.


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      WHEREFORE, the parties have executed this Agreement on the date and year first above written.


                                          HA-LO:

                                          HA-LO INDUSTRIES, INC.

                                          By: /s/ John Kelley
                                             ------------------------------
                                             Name: John Kelley
                                             Title: Chief Executive Officer


                                          EXECUTIVE:

                                           /s/ Eric Lefkofsky
                                          --------------------------------
                                          Eric Lefkofsky


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